SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2008

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 4505

45 Glover Avenue

Norwalk, Connecticut

06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Condensed Consolidated Statement of Income, Balance Sheets and Cash Flows and Financial Review

On April 18, 2008, Registrant released its first quarter 2008 earnings and furnished to the Securities and Exchange Commission a copy of the earnings press release containing, among other things, Registrant’s Condensed Consolidated Statement of Income, Balance Sheets and Cash Flows and Financial Review, for the three months ended March 31, 2008. Registrant is filing this Current Report on Form 8-K for the purpose of filing its Condensed Consolidated Statements of Income, Balance Sheets and Cash Flows and Financial Review, for the three months ended March 31, 2008, with the SEC as Exhibit 99.1 to this Report under Item 8.01. of Form 8-K.

The Condensed Consolidated Statements of Income, Balance Sheets and Cash Flows and Financial Review for the three months ended March 31, 2008 being filed herein are identical to those furnished to the SEC on April 18, 2008.

Exhibit 99.1 to this Report contains certain financial measures that are considered “non-GAAP financial measures” as defined in the SEC rules. Exhibit 99.1 to this Report also contains the reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles, as well as the reasons why Registrant’s management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding Registrant’s results of operations and, to the extent material, a statement disclosing any other additional purposes for which Registrant’s management uses the non-GAAP financial measures.

Second Quarter 2008 Restructuring Charge

As previously disclosed in our press release dated April 18, 2008, restructuring charges of approximately $0.05 per share are expected to be recognized in the second quarter of 2008 for initiatives that have not been finalized by management.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Registrant’s first quarter 2008 Condensed Consolidated Statements of Income, Balance Sheets and Cash Flows and Financial Review.

Forward Looking Statements

This Current Report on Form 8-K and any exhibits to this Current Report may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. These factors include but are not limited to the risk that we will not realize all of the anticipated benefits from our 2007 acquisition of Global Imaging Systems, Inc.; the risk that unexpected costs will be incurred; the outcome of litigation and regulatory proceedings to which we may be a party; actions of competitors; changes and developments affecting our industry; quarterly or cyclical variations in financial results; development of new products and services; interest rates and cost of borrowing; our ability to protect our intellectual property rights; our ability to maintain and improve cost efficiency of operations, including actions with respect to the anticipated $0.05 per share restructuring charge in the second quarter 2008; changes in foreign currency exchange rates; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the foreign countries in which we do business; reliance on third parties for manufacturing of products and provision of services; and other factors that are set fourth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our 2007 Form 10-K filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

Date: April 23, 2008
XEROX CORPORATION

By:	/s/ Gary R. Kabureck
Gary R. Kabureck Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant’s first quarter 2008 Condensed Consolidated Statements of Income, Balance Sheets and Cash Flows and Financial Review.